Exhibit 21.1

NAME OF SUBSIDIARIES                        JURISDICTION OF INCORPORATION
--------------------                        -----------------------------

1. Passave Ltd.                             Israel

2. Passave Japan Co., Ltd.                  Japan

3. Passave Korea Ltd.                       Korea